UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2022

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2022, the Board of Directors (“Board”) of PharmaCyte Biotech, Inc., a Nevada corporation (“Company”), approved the recommendation of the Company’s Compensation Committee and increased the base compensation of Kenneth L. Waggoner, the Company’s Chief Executive Officer, President and General Counsel from $375,000 to $520,000 per annum and increased the base compensation of Carlos Trujillo, the Company’s Chief Financial Officer, from $275,000 to $380,000 per annum, in each case retroactive to January 1, 2022.

Item 8.01	Other Events.

On April 12, 2022, the Staff of the Nasdaq Stock Market (“Staff”) notified the Company that, based on the information regarding the appointment of Dr. Matthias Löhr to the Company’s Board of Directors, as detailed in the Company’s Periodic Report on Form 8-K dated April 5, 2022, the Staff has determined that the Company complies with the independent director requirement for continued listing on The Nasdaq Capital Market set forth in Listing Rules 5605.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2022	PHARMACYTE BIOTECH, INC.

	By:	/s/ Kenneth L. Waggoner Kenneth L. Waggoner Chief Executive Officer, President and General Counsel

3